Exhibit 99.1
LULULEMON ATHLETICA INC. ANNOUNCES THIRD QUARTER FISCAL 2007 RESULTS
Third Quarter Net Revenue Increases 84% to $66.2 million
Operating Income Increases 152% to $11.8 million
Company Raises Fiscal 2007 Guidance
Vancouver, Canada — November 29, 2007 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced financial results for the three and nine months ended October 31, 2007.
For the three months ended October 31, 2007:
•	Net revenue increased 84% to $66.2 million from $36.0 million for the third quarter of fiscal 2006. Net revenue from corporate-owned stores was $59.9 million, an increase of 106% from $29.1 million for the third quarter of fiscal 2006, with comparable-store sales increasing 36% or 26% on a constant dollar basis.

•	Gross profit as a percentage of net revenue increased 210 basis points to 54.2% of net revenue from 52.1% of net revenue in the third quarter of fiscal 2006.

•	Income from operations was $11.8 million, or 17.9% of net revenue, compared to $4.7 million, or 13.1% of net revenue, in the third quarter of fiscal 2006.

•	Diluted earnings per share were $0.11 on net income of $7.6 million, compared to diluted earnings per share of $0.02 on net income of $1.7 million in the third quarter of fiscal 2006.
For the nine months ended October 31, 2007:
•	Net revenue increased 75% to $169.6 million from $96.7 million in the first nine months of fiscal 2006. Net revenue from corporate-owned stores was $151.0 million, an increase of 93% from $78.1 million for the same period in fiscal 2006, with comparable-store sales increasing 30% or 24% on a constant dollar basis.

•	Gross profit as a percentage of net revenue increased 210 basis points to 53.0% of net revenue from 50.9% of net revenue in the first nine months of fiscal 2006.

•	Income from operations was $28.4 million, or 16.8% of net revenue, compared to $14.0 million, or 14.5% of net revenue, in the first nine months of fiscal 2006.

•	Diluted earnings per share were $0.23 on net income of $16.2 million, compared to diluted earnings per share of $0.10 on net income of $6.8 million in the first nine months of fiscal 2006.
Robert Meers, lululemon’s CEO stated: “We are very pleased to have delivered another quarter of strong sales and earnings growth. We believe that our performance during the third quarter further demonstrates that our innovative product offering, unique culture and distinct community-based marketing approach creates brand loyalty and continues to attract healthy and active-minded individuals to the lululemon brand. Based on the strong results in both our comp stores as well as our new stores, we are extremely excited about our future growth prospects. ”
Updated Guidance
For fiscal 2007, lululemon plans to open 27 new stores in North America, including the 17 new stores opened in the first three quarters. The Company continues to expect 30 to 35 new store openings in fiscal 2008.
Based on results in the first nine months, and continued momentum in the fourth quarter, the Company is raising its guidance for fiscal 2007 diluted EPS in the range of $0.40 to $0.42 from previous guidance of $0.30 to $0.33. The new earnings guidance assumes comparable store sales growth in the high 20’s for fiscal 2007, or in the low 20’s on a constant dollar basis. Diluted weighted average shares outstanding are expected to be approximately 70.3 million for fiscal 2007. The Company’s long-term annual financial targets include comparable store sales growth in the high-single digit range, net revenue growth of approximately 25% and diluted EPS growth in excess of 25%. Commencing in 2008, we anticipate a normalized statutory tax rate of approximately 34%.
Beginning with the current fiscal year, lululemon has changed its fiscal year from the 12 months ending on January 31st of each year to a 52/53 week fiscal year ending on the first Sunday following January 30th of each year. As a result, lululemon’s 2007 fiscal year will end of February 3, 2008 instead of January 31, 2008. lululemon’s 2008 fiscal year will begin on February 4, 2008 and end on February 1, 2009.

Conference Call Information
A conference call to discuss third quarter results is scheduled for today, November 29, 2007, at 9:00 AM Eastern Time. Investors interested in participating in the call are invited to dial 877-397-0298 approximately ten minutes prior to the start of the call. A live webcast of the conference call will be available online at: http://investor.lululemon.com/events.cfm. A replay will be made available online approximately 2 hours following the live call.
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; the possibility that we may not be able to locate suitable locations to open new stores or attract customers to our stores; the possibility that we may not be able to successfully expand in the United States and other new markets; the possibility that we may not be able to finance our growth and maintain sufficient levels of cash flow; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; the possibility that we may not be able to effectively market and maintain a positive brand image; the possibility that we may not be able to maintain recent levels of comparable store sales or average sales per square foot; the possibility that we may not be able to continually innovate and provide our consumers with improved products; and the possibility that our suppliers or manufacturers may not produce or deliver our products in a timely or cost-effective manner; and other risk factors detailed in our filings with the Securities and Exchange Commission (“the SEC”), including Risk Factors contained in our final prospectus relating to our initial public offering filed included in our Registration Statement on Form S-1 (file no. 333-142477) filed with the Securities and Exchange Commission as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Company Contact:
John Currie
Chief Financial Officer
lululemon athletica inc.
604-732-6124
Investor Contact:
Joseph Teklits/Jean Fontana
ICR, Inc
203-682-8200

lululemon athletica inc.
Consolidated Statements of Operations (unaudited)
Expressed in thousands of dollars except per share amounts

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
Net revenue	$66,150,280	$35,967,615	$169,620,680	$96,668,633
Cost of goods sold (including stock-based compensation of $202,936 , $76,530, $564,975 and $240,589)	30,269,860	17,227,413	79,682,472	47,505,884

Gross profit	35,880,420	18,740,202	89,938,208	49,162,749
	54.2%	52.1%	53.0%	50.9%
Selling, general and administrative expenses (including stock-based compensation of $1,643,161, $530,310, $4,249,647 and $1,512,616)	24,050,692	14,045,858	61,490,822	35,118,960

Income from operations	11,829,728	4,694,344	28,447,386	14,043,789
Other expense (income), net	(418,938)	(43,219)	(596,401)	(87,642)

Income before income taxes	12,248,666	4,737,563	29,043,787	14,131,431
Provision for income tax	4,763,446	3,131,794	13,010,405	7,404,892
Non-controlling interest	(84,157)	(58,138)	(200,058)	(58,138)

Net income	$7,569,377	$1,663,907	$16,233,440	$6,784,677

Basic earnings per share	$0.11	$0.03	$0.25	$0.10
Diluted earnings per share	$0.11	$0.02	$0.23	$0.10

Basic weighted average number of shares outstanding	67,476,972	65,225,819	65,981,081	65,168,542

Diluted weighted average number of shares outstanding	71,683,523	67,878,508	69,896,384	67,821,231

lululemon athletica inc.
 Condensed Consolidated Balance Sheets
Expressed in thousands of dollars

	October 31, 2007	January 31, 2007
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$36,325	$16,029
Inventories	49,694	26,628
Other current assets	6,360	5,836

Total current assets	92,379	48,493
Property and equipment, net	36,377	18,176
Intangible assets, net	7,774	2,140
Other assets	4,646	3,484

Total assets	$141,176	$72,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,605	$4,935
Other current liabilities	20,853	17,171
Income taxes payable	2,483	9,178

Total current liabilities	35,941	31,284
Other liabilities	7,649	3,630
Stockholders’ equity	97,586	37,379

Total liabilities and stockholders’ equity	$141,176	$72,293